Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-135839 on Form S-8 of Fulton Financial Corporation of our report dated June 30, 2008, appearing in this Annual Report on Form 11-K of The Columbia Bank 401(k) Plan & Trust for the year ended December 31, 2007.

/s/ Crowe Chizek and Company LLC

Columbus, Ohio

June 30, 2008